Exhibit 99.1

THE BOWERS GROUP, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1 -2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheets	3 - 4
Consolidated statements of income	5
Consolidated statements of retained earnings	6
Consolidated statements of cash flows	7
Notes to consolidated financial statements	8 - 23

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

The Bowers Group, Inc. and Subsidiaries

Beltsville, Maryland

Opinion

We have audited the accompanying consolidated financial statements of The Bowers Group, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of September 30, 2025 and 2024, and the related consolidated statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Bowers Group, Inc. and Subsidiaries, as of September 30, 2025 and 2024, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of The Bowers Group, Inc. and Subsidiaries, and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about The Bowers Group, Inc. and Subsidiaries’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Phone: 301.258.8900  ● Fax: 301.258.1020  ● LaniganRyan.com

9841 Washingtonian Boulevard Suite 300 Gaithersburg, MD 20878

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The Bowers Group, Inc. and Subsidiaries internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about The Bowers Group, Inc. and Subsidiaries ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Gaithersburg, Maryland

December 19, 2025

THE BOWERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2025 and 2024

	2025	2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$56,985,828	$65,015,816
Contract receivables	147,362,294	77,964,997
Contract assets:
Costs and estimated earnings in excess of billings on uncompleted contracts	24,304,075	9,969,396
Conditional retention	23,029,144	14,572,437
Inventories, at lower of cost (weighted average) or market	2,674,502	2,538,841
Prepaid expenses	1,110,191	1,069,540

Total current assets	255,466,034	171,131,027
Property and equipment, net	6,735,138	6,343,572
Right-of-use assets	17,035,822	16,908,938
Equipment deposits	640,288	—
Tax deposit	4,474,516	3,923,886
Deposits	121,467	125,913
Cash surrender value of officers’ life insurance	796,778	629,347

Total assets	$285,270,043	$199,062,683

The Notes to Consolidated Financial Statements are an integral part of these statements.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2025 and 2024

	2025	2024
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of operating leases liability	$3,700,809	$2,517,411
Accounts payable	60,820,183	31,743,052
Retentions payable	10,034,746	7,939,250
Contract liabilities:
Billings in excess of costs and estimated earnings on uncompleted contracts	124,013,029	72,451,827
Less: conditional retention	(44,270,093)	(27,286,358)
Accrued liabilities	22,684,417	20,656,056
Income taxes payable	1,130,000	163,552

Total current liabilities	178,113,091	108,184,790
Operating leases liability, less current maturities	13,923,467	14,791,359

Total liabilities	192,036,558	122,976,149

STOCKHOLDERS’ EQUITY
Common stock, $1 par value; 100,000 shares authorized
Voting - 9,100 shares issued and outstanding	9,100	9,100
Nonvoting - 32,112 shares issued and outstanding	32,112	32,112
Additional paid-in capital	3,375,729	3,375,729
Retained earnings	89,816,544	72,669,593

Total stockholders’ equity	93,233,485	76,086,534

Total liabilities and stockholders’ equity	$285,270,043	$199,062,683

The Notes to Consolidated Financial Statements are an integral part of these statements.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended September 30, 2025 and 2024

	2025		2024
	Amount	Percent	Amount	Percent
Earned revenue	$766,995,789	100.0%	$554,791,720	100.0%
Cost of earned revenue	625,574,304	81.6	449,202,899	81.0

Gross profit	141,421,485	18.4	105,588,821	19.0
General and administrative expenses	71,051,500	9.3	57,528,708	10.4

Operating income	70,369,985	9.2	48,060,113	8.7
Other income (expense)
Interest income	2,473,767	0.3	2,697,615	0.5
Interest expense	(7,083)	0.0	(216,021)	0.0
Other income	31,436	0.0	47,973	0.0

Income before taxes	72,868,105	9.5	50,589,680	9.1
Income tax expense	4,250,019	0.6	2,216,300	0.4

Net income	$68,618,086	8.9%	$48,373,380	8.7%

The Notes to Consolidated Financial Statements are an integral part of these statements.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

Years Ended September 30, 2025 and 2024

	2025	2024
Balance, beginning of year	$72,669,593	$68,128,456
Net income	68,618,086	48,373,380
Dividends paid	(51,471,135)	(43,832,243)

Balance, end of year	$89,816,544	$72,669,593

The Notes to Consolidated Financial Statements are an integral part of these statements.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended September 30, 2025 and 2024

	2025	2024
Cash flows from operating activities:
Net income	$68,618,086	$48,373,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,735,768	1,549,599
Credit loss expense	77,257	97,124
Gain on sale of property and equipment	(12,739)	(34,028)
Net non-cash operating lease adjustments	188,622	199,422
(Increase) decrease in assets:
Contract receivables	(69,474,554)	17,525,929
Other receivables	—	50,000
Inventories	(135,661)	(201,724)
Contract assets	(22,791,386)	5,001,645
Prepaid expenses	(40,651)	(192,663)
Other assets	4,446	—
Tax deposit	(550,630)	(2,219,491)
Cash surrender value of officers’ life insurance	(167,431)	(143,834)
Increase (decrease) in liabilities:
Accounts payable and retentions payable	31,172,627	(7,522,073)
Accrued liabilities	2,028,361	1,981,175
Contract liabilities	34,577,467	19,374,353
Income taxes payable	966,448	(1,926,010)

Net cash provided by operating activities	46,196,030	81,912,804

Cash flows from investing activities:
Proceeds from sale of property and equipment	12,739	60,788
Deposits placed on property and equipment	(640,288)	—
Purchases of property and equipment	(2,127,334)	(3,074,522)

Net cash used in investing activities	(2,754,883)	(3,013,734)

Cash flows from financing activities:
Principal payments on long-term debt	—	(4,833,333)
Dividends paid	(51,471,135)	(43,832,243)

Net cash used in financing activities	(51,471,135)	(48,665,576)

Net increase (decrease) in cash and cash equivalents	(8,029,988)	30,233,494
Cash and cash equivalents at beginning of year	65,015,816	34,782,322

Cash and cash equivalents at end of year	$56,985,828	$65,015,816

The Notes to Consolidated Financial Statements are an integral part of these statements.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies

Principles of Consolidation and Nature of Operation - The accompanying consolidated financial statements include the accounts of The Bowers Group, Inc. and its wholly owned subsidiaries, W.E. Bowers & Associates, Inc., W.E. Bowers, Inc. and The Bowers Automotive Group, LLC (Collectively, the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

The Company constructs and maintains heating, air conditioning, and plumbing systems. Substantially all activity is located in the Washington, DC Metropolitan area. Certain aspects of the work are generally subcontracted out, including balancing and control work, and mechanical insulation work. The work is performed under fixed-price, gross maximum price, and time and material contracts with durations of typically less than three years.

W.E. Bowers & Associates, Inc. concentrates on larger construction and renovation contracts, whereas W.E. Bowers, Inc. concentrates on smaller construction contracts as well as service and maintenance work. The Bowers Automotive Group, LLC’s primary purpose is to service the Company’s automotive equipment. Approximately 95% of the Company’s revenue is derived from construction contracts and 5% is derived from service and maintenance work.

Revenue Recognition

The Company recognizes revenue in a five-step model for recognizing revenue from contracts with customers as follows:

1. Identify the contract

2. Identify performance obligations

3. Determine the transaction price

4. Allocate the transaction price

5. Recognize revenue

Contract Combination - To determine proper revenue recognition, the Company evaluates whether two or more contracts should be combined and accounted for as a single performance obligation and whether a combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine contracts or separate a combined or single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period.

Performance Obligations - A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in recognizing revenue from contracts with customers. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Transaction Price and Variable Consideration - The nature of the Company’s contracts gives rise to several types of variable consideration, including claims and unpriced change orders; awards and incentive fees; and liquidated damages and penalties. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration using the expected value or the most likely amount method, whichever is expected to better predict the amount.

Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessment of legal enforceability, the Company’s performance, and all information (historical, current, and forecasted) that is reasonably available to the Company.

Contract Estimates - Due to the nature of the Company’s performance obligations, the estimation of total revenue and cost at completion is subject to many variables and requires significant judgment. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, the performance of subcontractors, and the availability and timing of funding from the customer, among other variables. As a significant change in one or more of these estimates could affect the profitability of contracts, the Company reviews and updates contract-related estimates regularly through a review process in which management reviews the progress and execution of performance obligations and the estimated cost at completion.

As part of this process, management reviews information including, but not limited to, any outstanding key contract matters, progress toward completion and the related program schedule and the related changes in estimates of revenue and costs.

The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. If at any time the contract estimates indicate an anticipated loss on a contract, the projected loss is recognized in full, including the reversal of any previously recognized profit, in the period it is identified and recognized as an accrued loss on uncompleted contracts on the balance sheets.

Contract Modifications - Contracts are often modified due to changes in contract specifications and requirements. The Company considers contract modifications to exist when the modification either creates new or changes the existing enforceable rights and obligations. Most contract modifications are for goods or services that are not distinct from existing contracts due to the significant integration provided in the context of the contract; thus, these are accounted for as if they were part of the original contract. The effect of a contract modification on the transaction price, and the Company’s measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue (either as an increase or a reduction) on a cumulative catch-up basis.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Contract Modifications (continued) - The Company accounts for contract modifications as a separate contract when the modification results in the promise to deliver additional goods or services that are distinct and the increase in price of the contract is for the same amount as the stand-alone selling price of the additional goods or services included in the modification.

Construction Contracts - The Company recognizes revenue on construction contracts over time; as performance obligations are satisfied, due to the continuous transfer of control to the customer. The customer typically controls the work in process, as evidenced either by contractual termination clauses or by the Company’s right to payment for work performed to date plus a reasonable profit to deliver products or services that do not have an alternative use to the Company. The Company’s construction contracts are generally accounted for as a single performance obligation, since the Company is providing a significant service of integrating components into a single project.

The Company recognizes revenue using a cost-based input method, by which the Company uses actual costs incurred relative to total estimated contract costs to determine, as a percentage, progress toward contract completion. This percentage is applied to the transaction price to determine the amount of revenue to recognize. Costs that do not depict progress toward satisfaction of the performance obligation are included in contract costs with revenue recognized to the extent of such costs without any profit and include items such as uninstalled materials and re-work. The Company believes the cost-based input method is the most faithful depiction of performance, because it directly measures the value of the services transferred to the customer.

Because the Company almost always acts as a principal in their contracts, the Company recognizes revenue gross. The Company is considered the principal because the Company controls the contractually specified goods and services before they are transferred to the customer.

Service Contracts - For service contracts (including maintenance contracts) where the Company has the right to consideration from the customer in an amount that corresponds directly with the value received by the customer based on performance to date, revenue is recognized when services are performed and contractually billable. For all other types of service contracts, revenue is recognized over time generally using the cost-to-cost method (e.g., costs incurred to date relative to total estimated costs at completion) to measure progress because it best depicts the transfer of value to the customer.

Cost and Expense Recognition - Contract costs include all direct materials, subcontract costs, direct labor costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, fringe benefits, equipment rental and insurance. Indirect costs are allocated to contracts based on direct labor.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies (continued)

Other significant accounting policies are as follows:

Use of Estimates in Consolidated Financial Statements - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the percentage of completion.

Operating Cycle - The length of the Company’s contracts varies but is typically less than three years. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying consolidated balance sheets, as they will be liquidated in the normal course of contract completion.

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less as of the date of acquisition to be cash equivalents.

Contracts Receivable - Contracts receivable include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities.

The Company’s construction contracts may include retention provisions. Retention represents amounts withheld from billings by customers until work is substantially complete (or until certain milestones are reached, or both) to ensure that obligations are satisfied under the contract. When payment of the retention is contingent upon the Company fulfilling its obligations under the contract it does not meet the criteria to be included in contracts receivable and remains in contract assets and contract liabilities. Retention for which the Company has an unconditional right to payment that is only subject to the passage of time are included in contracts receivable.

The Company typically does not include extended payment terms in its contracts with customers. Construction contracts where the Company performs as a subcontractor may contain “pay when paid” or “pay if paid” provisions that allow the general contractor to hold payment until they have received payment from the owner related to the work performed. Because these provisions do not impose any additional obligations on the Company (i.e., there are no conditions remaining to fulfill to receive payment), the Company considers receivables billed under these provisions to be subject only to the passage of time.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies (continued)

Contracts Receivable (continued) - The Company recognizes an allowance for losses on contracts receivable in an amount equal to the current expected credit losses. The estimation of the allowance is based on an analysis of historical loss experience, current receivables aging, and management’s assessment of current conditions, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The Company has elected a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the asset. The Company assesses collectability by pooling receivables where similar characteristics exist and evaluates receivables individually when specific customer balances no longer share those risk characteristics and are considered at risk or uncollectible. The expense associated with the allowance for expected credit losses is recognized in general and administrative expenses.

Contract Assets and Contract Liabilities – The timing of when the Company bills their customers on long-term construction contracts is generally dependent upon agreed-upon contractual terms, which may include milestone billings based on the completion of certain phases of the work, or when services are provided. When as a result of contingencies, billings cannot occur until after the related revenue has been recognized, the result is in unbilled revenue, which is included in contract assets. Additionally, the Company may receive advances or deposits from customers before revenue is recognized, resulting in deferred revenue, which is included in contract liabilities.

Retention for which the Company has an unconditional right to payment that is only subject to the passage of time are classified as contracts receivable. Retention subject to conditions other than the passage of time do not meet the definition of a receivable and are therefore included in contract assets and contract liabilities, as determined on a contract-by-contract basis.

Contract assets represent revenues recognized in excess of amounts paid or payable (contract receivables) to the Company on uncompleted contracts. Contract liabilities represent the Company’s obligation to perform on uncompleted contracts with customers for which the Company has received payment or for which contract receivables are outstanding. The beginning of the year contract assets for 2024 and 2023 were $24,541,833 and $29,543,478, respectively. The beginning of the year contract liabilities for 2024 and 2023 were $(45,165,469) and $(25,791,116), respectively.

Reclassification of Prior Year Contract Assets and Contract Liabilities - As noted above, contract assets and contract liabilities are presented on a contract-by-contract basis. In previous years all conditional retention receivable were reported as contract assets, rather than being netted with contract liabilities related to the specific contract. The prior year contract assets and contract liabilities have been reclassified to present contract assets and contract liabilities on a contract-by-contract basis.

Leases - A lease contract conveys the right to use an underlying asset for a period of time in exchange for consideration. At inception, the Company determines whether a contract contains a lease by determining if there is an identified asset and if the contract conveys the right to control the use of the identified asset over a period of time in exchange for consideration.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies (continued)

Leases (continued) - At lease commencement, the Company measures and records a lease liability equal to the present value of the remaining lease payments, generally using the risk-free rate determined using a period comparable with that of the lease term for all asset classes.

On the lease commencement date, the Company records a right-of-use asset consisting of the following:

•	the amount of the initial measurement of the lease liability;

•	any lease payments made at or before the commencement date, minus any lease incentives received; and

•	any initial direct costs incurred.

The Company assesses the lease options for individual leases and generally considers the base term to be the term of lease contracts. The Company has elected to combine lease and non-lease components for all asset classes. A policy to not recognize the right-of-use assets and lease liabilities for short-term leases has been adopted. The leases are further described in Note 7.

Warranties - For construction contracts, the Company provides a two-year warranty covering defects in workmanship and a two-year warranty covering installed materials when the latter are not covered by manufacturer warranties. The Company provides a one-year warranty on labor and materials on repair and maintenance contracts, excluding leak repairs, for which no warranty is provided. A reserve for warranty costs is estimated and recorded based upon the historical level of warranty claims and management’s estimate of future costs. The Company has not accrued any amount for estimated future warranty costs as of both September 30, 2025 and 2024.

Depreciation and Amortization - Property and equipment are recorded at cost and depreciated over their estimated useful lives of from three to ten years using the straight-line method. Leasehold improvements are amortized over their remaining expected lease terms. Depreciation and amortization expense was $1,735,768 and $1,549,599 for the years ended September 30, 2025 and 2024, respectively.

Advertising Costs - The Company expenses advertising costs as they are incurred. Advertising expense for the years ended September 30, 2025 and 2024 was $180,046 and $48,536, respectively.

Self Insurance - The Company’s workers’ compensation policies are structured as Incurred Loss Deductible policies, whereby the Company self-insures for claim losses up to pre-determined limits. The Company also pays the insurance carrier an administrative fee for processing and settling the claims.

The Company funds actual losses (up to the pre-determined limits) as they are incurred and settled.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies (continued)

Self Insurance (continued)- As of September 30, 2025 and 2024, the Company has included a liability of $901,917 and $849,917, respectively, in accrued liabilities on its accompanying consolidated balance sheets related to estimated obligations for losses on open claims not yet settled and losses on claims not yet reported as disclosed in Note 9.

The Bowers Group, Inc. is taxed under Section 1362 (S Corporation) of the Internal Revenue Code and similar sections of the Maryland and Virginia state income tax laws, which provide that, in lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. For federal income tax purposes, the subsidiaries are reflected as divisions of The Bowers Group, Inc. In order for the Company to maintain its fiscal year-end for tax purposes, it is required to complete Form 8752 and remit a deposit to the Internal Revenue Service on May 15th of each year. As of September 30, 2025 and 2024, the Company has $4,474,516 and $3,923,886 on deposit with the Internal Revenue Service, respectively.

The Company is subject to franchise taxes in certain states that do not recognize the S Corporation status. These taxes are included in income tax expense on the accompanying consolidated statements of income. Effective October 1, 2020, the Company has elected to pay Maryland income taxes at the entity level on behalf of its stockholders. Accordingly, Maryland income taxes for the years ended September 30, 2025 and 2024 are included in income tax expense. Effective October 1, 2022, the Company elected to pay Virginia income taxes at the entity level rather than at the stockholder level. Accordingly, Virginia income taxes for the year ended September 30, 2025 and 2024 are included in income tax expense on the statements of income.

Uncertain Tax Positions - For financial reporting purposes, the Company recognizes tax positions claimed or expected to be claimed based upon whether it is more likely than not that the tax position will be sustained upon examination. The Company recognizes interest, if any, related to unrecognized income tax liabilities in interest expense. Additionally, the Company recognizes penalties, if any, related to unrecognized income tax liabilities in operating expense. As of September 30, 2025 and 2024, the Company had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements.

Fair Value Measurement - The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities

•	Level 2 – Other significant observable inputs

•	Level 3 – Significant unobservable inputs

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 1.	Summary of Significant Accounting Policies (continued)

Fair Value Measurement (continued) - When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3).

Note 2.	Disaggregation of Revenue

Revenue from construction contracts and from the rendering of services comprise of revenue from goods and services transferred over time. The Company’s contracts and revenue mainly comprise of construction contracts, time-and-material services, and maintenance contracts. Construction contracts are typically either fixed price or guaranteed maximum price. Fixed price construction contracts involve more risk. However, they offer the opportunity for additional profits if the Company completes the contract for less than estimated. Guaranteed maximum price contracts are a cost-type contract where the Company is compensated for actual costs incurred plus a fixed fee subject to a ceiling price. The terms of guaranteed maximum price contracts vary between customers and the scope of the work to be performed. Time-and-material services are comprised of using a set labor fee per hour to control the pricing with the customer, profit may vary if actual labor-hour costs vary significantly from the negotiated rates. Typically, these contracts are used when a customer needs immediate assistance to fix a problem within a building and are non-recurring in nature. Maintenance contracts are comprised of a firm fixed price agreement. Customers engage the Company to evaluate their equipment and the Company then prepares a preventative maintenance plan to service the equipment to avoid costly breakdowns.

The contract-type components of earned revenue are as follows:

	2025	2024
Construction contracts	$733,228,810	$527,363,286
Time-and-material services	21,523,108	17,823,114
Maintenance contracts	12,243,871	9,605,320

	$766,995,789	$554,791,720

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 3.	Contract Receivables, Net

The components of contract receivables, net, are as follows:

	2025	2024
Contract receivables:
Completed contracts	$4,253,890	$2,786,048
Contracts in progress	130,858,097	67,254,448
Service maintenance contracts	12,405,307	8,082,992

	147,517,294	78,123,488
Allowance for credit losses	(155,000)	(158,491)

	$147,362,294	$77,964,997

Note 4.	Costs and Estimated Earnings on Uncompleted Contracts

The status of uncompleted contracts as of September 30, 2025 and 2024 is as follows:

	2025	2024
Construction contracts:
Costs incurred on uncompleted contracts	$916,289,935	$790,958,616
Estimated earnings	125,161,471	109,519,804

	1,041,451,406	900,478,420

Billings to date including conditional retentions	1,138,440,287	960,006,125
Less conditional retention	(67,299,237)	(41,858,795)

	1,071,141,050	918,147,330

Net contract liabilities - construction contracts	$(29,689,644)	$(17,668,910)

Maintenance contracts:
Costs incurred on uncompleted contracts	$4,626,691	$3,499,817
Estimated earnings	2,370,262	1,311,592

	6,996,953	4,811,409

Billings to date including conditional retentions	9,717,026	7,766,135
Less conditional retention	(—)	(—)

	9,717,026	7,766,135

Net contract liabilities - maintenance contracts	$(2,720,073)	$(2,954,726)

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 4.	Costs and Estimated Earnings on Uncompleted Contracts (continued)

Contract assets (liabilities) include the following:

	2025	2024
Construction contracts:
Costs and estimated earnings in excess of billings on uncompleted contracts	$23,913,845	$9,810,014
Conditional retentions included in contract assets	23,029,144	14,572,437

Total contract assets	46,942,989	24,382,451

Billings in excess of costs and estimated earnings on uncompleted contracts	(120,902,726)	(69,337,719)
Conditional retentions included in contract liabilities	44,270,093	27,286,358

Total contract liabilities	(76,632,633)	(42,051,361)

Net contract assets (liabilities) - construction contracts	$(29,689,644)	$(17,668,910)

Maintenance contracts:
Costs and estimated earnings in excess of billings on uncompleted contracts	$390,230	$159,382
Conditional retentions included in contract assets	—	—

Total contract assets	390,230	159,382

Billings in excess of costs and estimated earnings on uncompleted contracts	(3,110,303)	(3,114,108)
Conditional retentions included in contract liabilities	—	—

Total contract liabilities	(3,110,303)	(3,114,108)

Net contract liabilities - maintenance contracts	$(2,720,073)	$(2,954,726)

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 5.	Backlog Disclosure

The following schedule summarizes changes in backlog on contracts during the years ended September 30, 2025 and 2024. Backlog represents the amount of the transaction price, including variable consideration not constrained, allocated to remaining (i.e., unsatisfied or partially unsatisfied) performance obligations at the end of each reporting period. Backlog includes revenue the Company expects to realize both from uncompleted contracts and from signed contracts on which work has not yet begun.

	2025	2024
Backlog balance, beginning of year	$691,856,742	$399,796,677
Contract adjustments	1,094,877,601	193,462,930
New contracts during the year	202,896,325	635,565,741

	1,989,630,668	1,228,825,348
Less contract revenue earned	(745,472,681)	(536,968,606)

Backlog balance, end of year	$1,244,157,987	$691,856,742

Note 6.	Property and Equipment, Net

Balances of major classes of assets and total accumulated depreciation and amortization are included in property and equipment, net in the consolidated balance sheets as follows:

	2025	2024
Leasehold improvements	$13,463,919	$13,225,532
Vehicles	8,784,015	8,112,677
Tools and equipment	8,386,176	7,549,878
Office furniture and equipment	2,372,045	2,372,045

	33,006,155	31,260,132
Less: accumulated depreciation and amortization	(26,271,017)	(24,916,560)

	$6,735,138	$6,343,572

Note 7.	Operating Leases

The Company leases office, warehouse and yard space at various locations. The terms of the leases include base monthly rents due in equal monthly installments plus certain real estate taxes and operating costs of the properties. The leases are subject to annual escalation increases and expire on various dates through July 2032.

Rent and operating expenses relating to these leases totaled $4,735,243 and $3,659,572 for the years ended September 30, 2025 and 2024, respectively. Of these, $2,983,538 and $1,893,734 were charged to cost of earned revenue for the years ended September 30, 2025 and 2024, respectively.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Not 7.	Operating Leases (continued)

The weighted average remaining lease terms for operating leases were 62 and 76 months as of September 30, 2025 and 2024, respectively. The weighted-average discount rates as of September 30, 2025 and 2024 for operating leases were 4.00% and 3.99%, respectively.

The maturities of the operating leases liability as of September 30, 2025 is as follows:

Year ending September 30,
2026	$4,342,309
2027	3,762,516
2028	3,369,798
2029	3,464,901
2030	2,628,639
Thereafter	2,004,394

Total lease payments	19,572,557
Less: interest	(1,948,281)

Present value of operating leases liability	$17,624,276
Less: current maturity	(3,700,809)

Long-term operating leases liability	$13,923,467

Total lease cost for the years ended September 30, 2025 and 2024:

	2025	2024
Operating lease cost	$4,067,291	$2,911,906
Variable lease cost	488,838	370,290
Short-term lease cost	179,114	377,376

Total lease cost	$4,735,243	$3,659,572

Note 8.	Line of Credit Facilities

The Company has a revolving line of credit with a financial institution, maturing on the demand of the lender. Advances on the line are limited to $50,000,000 and are subject to limitations based on eligible contract receivables and outstanding letters of credit. This line of credit bears interest at SOFR plus 1% and is secured by the Company’s assets. As of September 30, 2025 and 2024, no amounts were outstanding on the line of credit. The line of credit is subject to certain financial covenants.

The line of credit facility includes a $500,000 equipment line. As of September 30, 2025 and 2024, no loans had been drawn on the line and converted into notes.

The line of credit facility includes a letter of credit facility. As of September 30, 2025 and 2024, the Company had $1,985,750 of irrevocable letters of credit outstanding in connection with its self insurance plan which reduced the borrowing base on the line of credit.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 9.	Accrued Liabilities

Accrued liabilities as of September 30, 2025 and 2024 consist of the following:

	2025	2024
Accrued wages, bonuses and vacation	$14,935,324	$14,902,347
Union benefits payable	6,130,882	4,270,902
Self insurance loss reserve	901,917	849,917
Accrued profit sharing plan contributions	671,229	564,003
Other accrued liabilities	45,065	68,887

	$22,684,417	$20,656,056

Note 10.	Income Taxes

Income tax expense consists of the following components for the years ended September 30, 2025 and 2024:

	2025	2024
Current Virginia entity level income tax	$2,762,538	$1,708,488
Current District of Columbia franchise tax expense	593,669	506,953
Current Maryland entity level income tax	893,812	859

	$4,250,019	$2,216,300

Note 11.	Qualified Retirement Plan

The Company has a qualified retirement plan with a 401(k) feature, which covers all non-union qualified employees who have attained age 18 and have completed six months of service. The plan allows employees to make voluntary tax deferred contributions, not to exceed statutory limits. The Company makes safe harbor matching contributions of 3% of employees’ annual compensation. In addition, the Board of Directors can make a discretionary profit sharing contribution on an annual basis. Employee and safe harbor matching contributions are 100% vested and the discretionary profit sharing contributions vest over a period of 6 years. The Company made matching and profit sharing contributions to the plan totaling $1,331,416 and $1,254,047 for the years ended September 30, 2025 and 2024, respectively.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 12.	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and contract and retention receivables.

The Company places its temporary cash investments with one financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to certain limits. As of September 30, 2025 and 2024 the Company’s uninsured balances totaled $7,611,128 and $5,088,811, respectively.

Contract and retention receivables from four customers totaled 65% of the Company’s total contract and retention receivables as of September 30, 2025.

Contract and retention receivables from one customers totaled 17% of the Company’s total contract and retention receivables as of September 30, 2024.

Note 13.	Revenues from Major Customers

Revenues from three major customers totaled 46% of the Company’s earned revenues during the year ended September 30, 2025.

Revenues from one major customers totaled 12% of the Company’s earned revenues during the year ended September 30, 2024.

Note 14.	Supplemental Disclosure of Cash Flows Information

Cash paid during the years ended September 30, 2025 and 2024 for:

	2025	2024
Interest	$7,083	$216,021

DC Franchise Taxes	$456,669	$656,953

MD Income Taxes	$728,852	$228,381

VA Income Taxes	$2,098,050	$3,256,976

ROU assets acquired through operating leases totaled $3,459,372 and $6,891,707 for the years ended September 30, 2025 and 2024, respectively.

Cash paid for amounts included in measurement of lease liabilities for the years ended September 30, 2025 and 2024 include:

	2025	2024
Cash paid for operating leases	$3,878,669	$2,707,156

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 15.	Union Contracts

The Company has agreements with seven different unions located in the Washington DC Metropolitan area. These unions provide pension, health insurance, and other benefits to their members. The Company makes contributions to the unions to fund the benefits. Approximately 90% of the Company’s employees are members of these unions.

Note 16.	Multi-employer Pension Plans

As illustrated in the table below, the Company significantly participated in three multi-employer defined benefit plans for the year ended September 30, 2025. The most recent Pension Protection Act (PPA) zone status available is for the plans’ year-end ranging from April 1, 2025 to August 31, 2025. Based on an actuary’s certified information, the Company received the zone status information for the plans to identify the various zones identified with each plan. Plans in the red zone are generally less than 65 percent funded, plans in the yellow zone are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The second to last column lists the expiration date of the collective-bargaining agreement. The last column lists the contributions the Company made for years ended September 30, 2025 and 2024, respectively.

	Pension Protection Act Zone Status	FIP/RP Status Pending/ Implemented	Surcharge Imposed	Collective Bargaining Agreement Expiration Date	Contributions by the Company
Pension Fund Name					2025		2024
Heating, Piping & Refrigeration Pension Fund EIN 52-1058013	Green as of Sept 1, 2025	No	No	07/31/2028	$11,009,711	*	$8,795,355	*
Plumbers & Pipefitters National Pension Fund Local #5 EIN 52-6152779	Green as of July 1, 2025	No	No	07/31/2028	1,817,512		1,634,212
Sheet Metal Workers D.C. Area Pension Fund Local #100 EIN 52-6038495	Green as of April 1, 2025	No	No	10/31/2026	6,483,667	*	6,233,358	*
Other Plans					1,247,369		588,091

					$20,558,259		$17,251,016

*	The Company contributions are greater than 5% of this plan’s total contributions.

THE BOWERS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2025 and 2024

Note 16.	Multi-employer Pension Plans (continued)

The risks of participating in these multi-employer plans are different from single-employer plans in the following aspects:

•	Assets contributed to the multi-employer plan by one employer may be used to provide benefits to employees of other participating employers.

•	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

•

If the Company chooses to stop participating in some of the multi-employer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company currently has no intention of withdrawing from any of the multi-employer pension plans in which they participate that would result in a significant withdrawal liability.

Note 17.	Subsequent Events

The Company has evaluated subsequent events through December 19, 2025, the date which the financial statements were available to be issued.

On November 13, 2025, the Company entered into an agreement with Legence Corp. whereby Legence will acquire The Bowers Group, Inc.